                                                                    EXHIBIT 4.13



                         REGISTRATION RIGHTS AGREEMENT


                         Dated as of February 17, 1998

                                 by and among

                         FPA MEDICAL MANAGEMENT, INC.

                                      and

                 JOHN G. KEENE, M.D., ROBERT W. STRAUSS, M.D.
                              AND MARC V. WEINER

                         REGISTRATION RIGHTS AGREEMENT



      This Registration Rights Agreement is made and entered into as of February 17, 1998, by and among FPA Medical Management, Inc., a Delaware corporation (the "Company") and John G. Keene, M.D., Robert W. Strauss, M.D. and Marc V. Weiner (the "Holders").

                                  BACKGROUND

      This Agreement is made pursuant to the Agreement and Plan of Merger, dated as of February 17, 1998 (the "Merger Agreement"), by and among the Company, ETA Acquisition Corp., a New York corporation, Emergency Treatment Associates, Inc., a New York corporation ("ETA"), and the Holders. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Merger Agreement. Terms not defined herein shall have the meanings defined in the Merger Agreement.

      The parties hereby agree as follows:

1.    Definitions

      As used in this Agreement, the following terms shall have the following meanings:

      Advice: As defined in the last paragraph of Section 3 hereof.

      Affiliate: As to any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

      Agreement: This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

      Business Day: With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable place where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

      Closing Date:  As defined in the Merger Agreement.

      Commission:  The Securities and Exchange Commission.

      Common Stock: Common stock, $0.002 par value per share, of the Company.

      Company: FPA Medical Management, Inc., a Delaware corporation, and any successor corporation thereto.

      Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

      Holders: John G. Keene, M.D., Robert W. Strauss, M.D. and Marc V. Weiner.

      Indemnified Person: As defined in Section 5(a) hereof.

      Person: Any individual, partnership, joint venture, corporation, trust or unincorporated organization.

      Proceeding: An action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

      Prospectus: The prospectus included in the Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities
Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the resale of any portion of the Restricted Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

      Registration Statement: The registration statement of the Company that covers the resale of any of the Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

      Restricted Securities: The shares of Common Stock received by each Holder pursuant to the terms of the Merger Agreement and any stock dividends with respect to such shares until, in the case of any such share of Common Stock, (i) the date on which it has been registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to it, or (ii) the date on which the shares of Common Stock are distributed to the public pursuant to Rule 144 (or any similar provisions then in effect) or are salable pursuant to Rule 144(k) promulgated by the Commission pursuant to the Securities Act.

      Rule 144: Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

      Rule 158: Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

      Rule 174: Rule 174 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

      Rule 415: Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

      Rule 424: Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

      Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.


2.    Piggy Back Registration Rights.

      (a) If at any time during the period commencing on the Closing Date (as defined in the Merger Agreement) and ending on the earliest to occur of the following: (i) all Registrable Securities covered by a Registration Statement have been sold under such Registration Statement, or (ii) a subsequent Registration Statement covering all of the Registrable Securities has been declared effective under the Securities Act, or (iii) Holders no longer hold any Registrable Securities or (iv) all Registrable Securities held by Holders may be sold in compliance with Rule 144, the Company proposes to register any of its securities under the Securities Act on any form for the registration of securities under the Securities Act, whether or not for its own account (other than by a registration statement on Form S-4 or Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities or would not be available for the Registrable Securities) (a "Piggy Back Registration"), it shall as expeditiously as possible give written notice to the Holders of its intention to do so and of the Holders' rights under Sections 2 through 4. (Such rights are referred to hereinafter as "Piggy Back Registration Rights.") Upon the written request of any of such Holders made within five (5) business days after receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by each such Holder), the Company shall use its best efforts to (i) include in the Registration Statement (and in any underwriting relating thereto) all of the Registrable Securities with respect to which the Company has received such requests and (ii) have such Registration Statement declared effective by the Commission and maintain the effectiveness thereof for the period necessary for the Holders to effect the proposed sale or other disposition (but in no event for a period greater than 90 days).

      (b) If at any time after giving written notice of its intention to register any securities in a Piggy Back Registration but prior to the effective date of the related Registration Statement, the Company shall determine for any reason not to register such securities, the Company shall give written notice of such determination to the Holders and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such Piggy Back Registration; provided, however, that the Company shall concurrently give a similar notice to all other holders of the Company's securities selling such securities under such Registration Statement pursuant to piggy back registration rights.

      (c) If a Piggy Back Registration involves an offering by or through one or more underwriters, then the Holders, provided they have requested to have Registrable Securities included in the Company's Registration Statement, shall agree to sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to other selling shareholders and enter into an underwriting agreement with such underwriters containing customary selling shareholder representations and warranties.

      (d) The Registration Statement filed in accordance with this Section may include other securities of the Company with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

      (e) If a Piggy Back Registration involves an offering by or through one or more underwriters, the Company shall not be required to include Registrable Securities therein if and to the extent the underwriter managing the offering reasonably believes in good faith and advises the Company in writing (which in turn so advises the Holders in writing) that such inclusion would adversely affect such offering as a result of marketing factors. The number of Registrable Securities that may be included, if any, following such underwriting cutback shall be allocated among the exercising Holders and all other holders selling securities under such Registration Statement pursuant to piggy back registration rights on a pro rata basis according to the number of Registrable Securities requested to be included in such Piggy Back Registration.

3.    Registration Procedures

      In connection with the Company's registration obligation hereunder, the Company shall effect such registration on the appropriate form available for the sale of the Restricted Securities to permit the sale of the Restricted Securities in accordance with the method or methods of disposition thereof specified by the Holders, and pursuant thereto the Company shall as expeditiously as reasonably possible:

      (a) No fewer than five (5) Business Days prior to the initial filing of the Registration Statement or Prospectus and, if practical, no fewer than two
(2) Business Days prior to the filing of any amendment or supplement thereto (other than any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the Holders, copies of all such documents proposed to be filed, which documents, if practical (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders. The Company shall not file such Registration Statement or related Prospectus or any amendments or supplements thereto to which the Holders covered thereby shall reasonably object on a timely basis;

      (b) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the selling Holders thereof contemplated hereby and set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

      (c) Notify the Holders promptly (and in the case of an event specified by clause (i)(A) of this paragraph, if practical, in no event fewer than two (2) Business Days prior to such filing), and (if requested by any such Person), confirm such notice in writing, (i)(A) when a Prospectus or any Prospectus Supplement or post-effective amendment is proposed to be filed, and (B) with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statement or related Prospectus or for additional information,
(iii) of the issuance by the Commission, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Restricted Securities for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose, and (v) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

      (d) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any order enjoining or suspending the use or effectiveness of the Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Restricted Securities for sale in any jurisdiction, at the earliest reasonable practicable moment;

      (e) If requested by the Holders, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Holders indicate relates to them or otherwise reasonably request be included therein, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 3(e) that would, in the opinion of counsel for the Company, violate applicable law;

      (f) Furnish to each Holder without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements (but excluding schedules and all documents incorporated or deemed to be incorporated therein by reference);

      (g) Deliver to each Holder as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders in connection with the offering and sale of the Restricted Securities covered by such Prospectus and any amendment or supplement thereto;

      (h) Prior to any public offering of the Restricted Securities, use its reasonable best efforts to register or qualify or cooperate with the Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Restricted Securities for offer and sale under the securities or "Blue Sky" laws of such jurisdictions within the United States as any Holder reasonably requests in writing and to cause the offering of the Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required as a consequence of the selling Holder's business (in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement therewith and granting of approvals thereby), as may be necessary to enable the selling Holders to consummate the disposition of such Restricted Securities; keep each such registration or qualification (or exemption therefrom) or approval effective during the period such Registration Statement is required to be kept effective and do any and all other acts necessary or advisable to enable the disposition in such jurisdictions of the Restricted Securities covered by the Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

      (i) In connection with any sale or transfer of the Restricted Securities that will result in such securities no longer being Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company and to enable such Restricted Securities to be in such denominations and registered in such names as the Holders may request at least two (2) Business Days prior to any sale of the Restricted Securities;

      (j) Upon the occurrence of any event contemplated by Section 3(c)(v) hereof, as promptly as practicable, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

      (k) Comply with applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act), no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter after the effective date of the Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158;

      (l) List all Common Stock covered by such Registration Statement on the exchange or system, if any, on which the Common Stock of the Company is then listed;

      (m) If necessary in connection with a disposition of Registrable Securities, make available for inspection, at the offices where normally kept during reasonable business hours, by a representative of any Holder and any attorney or accountant retained by such Holder, financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as they may reasonably request, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, attorney or accountant in connection with such disposition, provided, that all records, information or documents made available for inspection by the Company shall be deemed to be confidential and at the time of delivery of such records, information or documents shall be kept confidential by such Persons, and such Persons shall so agree in writing, unless
(i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities or (iii) disclosure of such records, information or documents is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act; and.

      (n) Take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities.

      The Company may require each seller of the Restricted Securities as to which any registration is being effected to: (i) furnish to the Company such information regarding the distribution of such Restricted Securities as is required by law to be disclosed in the Registration Statement and (ii) provide to the Company a signed writing accepting and acknowledging its rights and obligations hereunder. The Company may exclude from such registration the Restricted Securities of any holder of Restricted Securities who unreasonably fails to furnish such information or signed writing at least five (5) Business Days prior to the effective date of such Registration Statement.

      Each Holder agrees by acquisition of the Restricted Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), or 3(c)(v) hereof, such Holder will forthwith discontinue disposition of such Restricted Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

      The registration rights of the Holders pursuant to this Agreement and the ability to offer and sell Restricted Securities pursuant to the Registration Statement are subject to the conditions and limitations contained in this paragraph, and each Holder will be deemed to have agreed with the Company that if the Board of Directors of the Company determines in its good faith judgment, as evidenced by a resolution of the Board of Directors, that the use of any Prospectus would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, upon written notice of such determination by the Company, the rights of the Holders to offer, sell or distribute any Restricted Securities pursuant to the Registration Statement or to require the Company to take action with respect to the registration or sale of any Restricted Securities pursuant to the Registration Statement shall be suspended until the date upon which the Company notifies the Holders and all other holders selling securities under such Registration Statement in writing that suspension of such rights for the grounds set forth in this paragraph is no longer necessary subject to the limits set forth herein, and the Company agrees to give such notice as promptly as practicable following the date that such suspension of rights is no longer necessary.

4.    Registration Expenses

      All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by it whether or not the Registration Statement is filed or becomes effective and whether or not any securities are issued or sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (a) all registration and filing fees (including, without limitation, fees and expenses in compliance with securities or "Blue Sky" laws), (b) printing expenses (including, without limitation, expenses of printing Prospectuses), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company; (e) Securities Act liability insurance, if the Company desires such insurance, and (f) fees and expenses of all other Persons retained by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange. Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and commissions of any underwriters or broker-dealers with respect to any Restricted Securities sold by it.

5.    Indemnification

      (a) The Company (as an "Indemnifying Person") agrees to indemnify and hold harmless each Holder and his representatives and agents (an "Indemnified Person"), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or caused by (i) any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the case of any Prospectus or form of Prospectus or supplement thereto, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Indemnified Person furnished to the Company in writing by or on behalf of such Indemnified Person for the specific purpose of inclusion in the Registration Statement or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; provided that the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of any Indemnified Person from whom the Person asserting such losses, claims, damages, liabilities and judgments purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary Prospectus is eliminated or remedied in the Prospectus and a copy of the Prospectus shall not have been furnished to such Person in a timely manner provided such failure is not as a result of an action or inaction on the part of the Indemnifying Person.

      (b) In case any action shall be brought against any Indemnified Person, based upon the Registration Statement or any such Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel for the Indemnified Parties or
(iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and the Company and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person), provided, however, that the Company shall not, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons; and provided, however, that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

      (c) In connection with the Registration Statement, each Holder participating in such Registration Statement agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and any Person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Indemnified Person but only with reference to information relating to such Indemnified Person furnished in writing by or on behalf of such Indemnified Person for the specific purpose of inclusion in the Registration Statement. In case any action shall be brought against the Company, any of its directors, any such officer or any Person controlling the Company based on such Registration Statement and in respect of which indemnity may be sought against any Indemnified Person, the Indemnified Person shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Indemnified Person shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Person), and the Company, its directors, any such officers and any Person controlling the Company shall have the rights and duties specified for Indemnified Persons in Section 5(b) hereof.

      (d) If the indemnification provided for in this Section 5 is unavailable to an Indemnified Person in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claim, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative fault of the Company and each such Indemnified Person in connection with the statements, omissions or violations which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and each such Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or such Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the Indemnified Persons were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Indemnified Person shall be required to contribute any amount in excess of the amount by which the total net proceeds received by it in connection with the sale of the Restricted Securities pursuant to this Agreement exceeds the amount of any damages which such Indemnified Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Indemnified Persons' obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective amount of Restricted Securities included in any such Registration Statement by each Indemnified Person and not joint.

6.    Rule 144

      The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Holder, make available other information as required by, and so long as necessary to permit, sales of its Restricted Securities pursuant to Rule 144.

7.    Miscellaneous

      (a) Remedies. In the event of a breach by the Company, or by a Holder of any of their obligations under this Agreement, each Holder or the Company, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

      (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of each of the Holders.

      (c) Notices. All notices and other communications provided for herein shall be made in writing by hand-delivery, next-day air courier, certified first class mail, return receipt requested, telex or telecopy:

      If to the Company:

                  FPA Medical Management, Inc.
                  3636 Nobel Drive, Suite 200
                  San Diego, CA  92122
                  Tel:  (619) 453-1000
                  Fax:  (619) 453-1941
                  Attn:  Chief Financial Officer

      with a copy to:

                  James A. Lebovitz, Esq.
                  Senior Vice President,
                  General Counsel and Secretary
                  FPA Medical Management, Inc.
                  3636 Nobel Drive, Suite 200
                  San Diego, CA  92122

      If to any Holder:

            c/o Sterling Emergency Treatment Associates, Inc.
            201 South Avenue, Suite 404
            Poughkeepsie, NY  12601
            Tel:  (914) 471-0015
            Fax:  (914) 471-0291

      with a copy to:

            Sonnenschein Nath & Rosenthal
            8000 Sears Tower
            Chicago, IL  60606
            Tel:  (312) 876-8000
            Fax:  (312) 876-7934
            Attn:  J. Ross Docksey, Esq.

      Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when (i) delivered by hand, if personally delivered, (ii) one (1) Business Day after being timely delivered to a next-day air courier, (iii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed, (iv) when answered back, if telexed or (v) when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

      (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Notwithstanding the foregoing, no transferee shall have any of the rights granted under this Agreement until such transferee shall acknowledge its rights and obligations hereunder by a signed written statement of such transferee's acceptance of such rights and obligations.

      (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

      (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, as applied to contracts made and performed within the State of California without regard to principles of conflicts of law.

      (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the hereof. All references made in this Agreement to

 "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

      (h) Authority. The Company hereby represents to the parties listed on
Schedule I hereto that this Agreement has been duly authorized, executed and delivered.

      (i) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonably attorneys' fees in addition to any other available remedy.

      IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

                                        FPA MEDICAL MANAGEMENT, INC.


                                        By: /s/ STEVEN M. LASH
                                           --------------------------------
                                        Name: Steven M. Lash
                                             ------------------------------
                                        Title: Executive Vice President
                                              -----------------------------
                                               and Chief Financial Officer
                                              -----------------------------



      The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

                                        JOHN G. KEENE

                                        /s/ JOHN G. KEENE
                                        -----------------------------------


                                        ROBERT W. STRAUSS

                                        /s/ ROBERT W. STRAUSS
                                        -----------------------------------


                                        MARC V. WEINER

                                        /s/ MARC V. WEINER
                                        -----------------------------------